SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 11, 2017, Gerry David and Kevin Harrington announced their resignations from our Board of Directors. There were no known disagreements with Mr. David or Mr. Harrington regarding our operations, policies, or practices. Mr. David and Mr. Harrington will each remain as Consultants to the Board of Directors under agreements at a rate of $8,000 per month to provide the Board guidance and direction.

Following the resignations of Mr. David and Mr. Harrington, the Board of Directors appointed our CEO, Michael Welch, and our Vice President and General Counsel, David Seeberger, to serve as members of our Board of Directors. In addition, Mr. Welch was appointed to serve as our new Chairman of the Board.

Michael Welch brings more than thirty years of executive and financial management experience to the Rocky Mountain High Brands team. He has served as our CEO since February of 2016. Prior to joining RMHB, Mr. Welch served as CFO Managing Partner for Aventine Hill Partners, a professional services firm from July 2014 to December 2015. Mr. Welch served as Chief Financial Officer and Consultant for multiple small cap companies in Dallas, Texas from June 2011 to June 2014. Mr. Welch was the Chief Financial Officer and one of the founders of Stephan Pyles Concepts, a Dallas-based, privately-held restaurant holding company from February 2005 to May 2011.

In the late 90’s, Mr. Welch was part of the founders group of Resources Global Professionals (RGP), a publicly-traded, international consulting firm that was initially owned by Deloitte. Prior to his involvement with RGP, for more than ten years Mr. Welch was employed by Landmark Land Company, a publicly traded multi-state real estate developer and operator of golf and tennis resorts and hotels, commercial and residential real estate, life insurance, mortgage and savings and loans. His positions included Chief Operating Officer, Vice President of Management Systems, and Controller. Mr. Welch also served as Chief Financial Officer of Oak Tree Savings Bank, a subsidiary of Landmark Land Company and a statewide savings and loan based in New Orleans, LA.

Mr. Welch is an alumnus of the audit staff at Deloitte and joined the firm immediately after earning a Bachelor of Business Administration from the University of Oklahoma. Mr. Welch is a Louisiana CPA (inactive status) and has recently completed a term on a not-for-profit board. Mr. Welch currently serves on an Advisory Board for a privately held services company with which he directed a management-led buyout from the founder of the company.

Mr. Welch has been instrumental in building the financial frameworks necessary to form new companies, as well as raising the capital needed to open new businesses. He is highly experienced in establishing the necessary financial statements and disclosure statements to OTC Markets. He has a breadth of experience in creating business plans, private placement memorandums, as well as generating financial projections and investor presentations. He also has a wealth of experience in working with investment bankers, attorneys and accounting firms to improve the presentation and disclosure of client company's financial statements to public markets. Mr. Welch is also highly experienced in preparing financial models to project revenue and monthly/annual preform results of operations.

David Seeberger is our current Vice President and General Counsel. He received his B.A. from Grinnell College in Grinnell, Iowa and earned his J.D. from the University of Toledo - College of Law in Toledo, Ohio. Mr. Seeberger is admitted to practice before the Supreme Court of Texas and the United States District Courts for the Northern and Eastern Districts of Texas. He has also practiced in other State and Federal Courts on a pro hoc basis. Mr. Seeberger is also admitted to practice before the Securities and Exchange Commission (SEC).

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Mr. Seeberger’s legal experience spans in excess of twenty-five years of professional practice within the Dallas, Texas area. Mr. Seeberger has been privileged to associate with and has been a partner in various small law firms throughout his legal career – for the past decade, Mr. Seeberger has been in private practice, and maintains membership in the State Bar of Texas and the Dallas Bar Association.

Mr. Seeberger’s career has included all areas of corporate and small business - due diligence, corporate and business litigation as well as the areas associated therewith, including general legal counsel for corporate, real estate and commercial bankruptcy proceedings and corporate turnaround efforts. Mr. Seeberger is an AV Preeminent rated attorney resulting from the AV Preeminent-Peer Review Rating as conducted by Martindale-Hubbell. Mr. Seeberger has been engaged, contracted with, or employed by RMHB since 2012.

Mr. Seeberger’s top skills include commercial and business litigation, civil litigation, and trial practice. During his private practice in the last five years, Mr. Seeberger also provided general legal counsel to a number of small capitalization business entities (within various industries), many of which are publicly listed/traded companies within the OTC Markets.

Due to his extensive legal experience, his wide-range of business knowledge, his years of experience with publicly traded companies, and the fact that his AV Preeminent rating is the highest possible rating from the legal industry standard as defined by Martindale-Hubbell, we believe that Mr. Seeberger’s skills, attributes, and experience well-qualify him to be a member of the executive team. His professional commitment to ethical standards, and his highly respected reputation, have both been amply represented throughout his legal career.

In 2014, we entered into a five-year employment agreement with Mr. Seeberger. Under the agreement, we agreed to compensate him at a rate of $120,000 per year and to bonus obligations based on the profitability of the Company. We also agreed to grant Mr. Seeberger an option to purchase 2,000,000 shares of common stock for par value at any time after January 1, 2015. On January 4, 2016, Mr. Seeberger was granted 6,000,000 warrants at $.001 with an anti-dilutive clause that were exercised on July 29, 2016 for 6,282,771 shares of common stock.

In January 2016, we entered into a five-year employment agreement with Mr. Welch. Under the agreement, we agreed to compensate Mr. Welch at a rate of $120,000 per year and to pay a bonus based on the profitability of the Company. Mr. Welch also became Chief Executive Officer on March 1, 2016. His salary was increased to $150,000 per year. In addition, Mr. Welch received 10,000,000 warrants for common stock at a price of $.001 on January 4, 2016 with an anti-dilutive clause that were exercised on July 25, 2016 for 10,434,419 shares of common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: September 14, 2017

By: /s/ Michael R. Welch

Michael R. Welch

President and Chief Executive Officer

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